Exhibit 99.1

Contact:	Wallace R. Cooney	For Immediate Release
	(703) 345-6470	May 1, 2024

GRAHAM HOLDINGS COMPANY REPORTS
FIRST QUARTER EARNINGS
ARLINGTON, VA - Graham Holdings Company (NYSE: GHC) today reported its financial results for the first quarter of 2024. The Company also filed its Form 10-Q today for the quarter ended March 31, 2024 with the Securities and Exchange Commission.
Division Operating Results
Revenue for the first quarter of 2024 was $1,152.7 million, up 12% from $1,031.5 million in the first quarter of 2023. Revenues increased at education, healthcare and automotive, partially offset by declines at manufacturing and other businesses. The Company reported operating income of $35.4 million for the first quarter of 2024, compared to $27.7 million for the first quarter of 2023. The improvement in operating results is due to increases at education, television broadcasting and healthcare, and reduced losses at other businesses, partially offset by declines at manufacturing and automotive. The Company reported adjusted operating cash flow (non-GAAP) for 2024 of $82.8 million for the first quarter of 2024, compared to $71.6 million for the first quarter of 2023. Adjusted operating cash flow improved at education, television broadcasting, healthcare and other businesses, partially offset by declines at manufacturing and automotive. Capital expenditures totaled $21.5 million and $22.3 million for the first quarter of 2024 and 2023, respectively.
Acquisitions and Dispositions of Businesses
There were no significant business acquisitions or dispositions during the first quarter of 2024.
Debt, Cash and Marketable Equity Securities
At March 31, 2024, the Company had $815.6 million in borrowings outstanding at an average interest rate of 6.4%, including $108.1 million outstanding on its $300 million revolving credit facility. Cash, marketable equity securities and other investments totaled $981.9 million at March 31, 2024.
Overall, the Company recognized $104.2 million and $18.0 million in net gains on marketable equity securities in the first quarter of 2024 and 2023, respectively.
Common Stock Repurchases
During the first quarter of 2024, the Company purchased a total of 28,606 shares of its Class B common stock at a cost of $20.0 million. At March 31, 2024, there were 4,450,593 shares outstanding. On May 4, 2023, the Board of Directors authorized the Company to acquire up to 500,000 shares of its Class B common stock; the Company has remaining authorization for 207,797 shares as of March 31, 2024.
Overall Company Results
The Company reported net income attributable to common shares of $124.4 million ($27.72 per share) for the first quarter of 2024, compared to $52.3 million ($10.88 per share) for the first quarter of 2023.
The results for the first quarter of 2024 and 2023 were affected by a number of items as described in the Non-GAAP Financial Information schedule attached to this release. Excluding these items, net income attributable to common shares was $50.4 million ($11.24 per share) for the first quarter of 2024, compared to $40.2 million ($8.36 per share) for the first quarter of 2023.
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Forward-Looking Statements
All public statements made by the Company and its representatives that are not statements of historical fact, including certain statements in this press release, in the Company’s Annual Report on Form 10-K and in the Company’s 2023 Annual Report to Stockholders, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by the Company’s management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ from those stated, including, without limitation, comments about expectations related to acquisitions or dispositions or related business activities, the Company’s business strategies and objectives, the prospects for growth in the Company’s various business operations, the Company’s future financial performance, and the risks and uncertainties described in Item 1A of the Company’s Annual Report on Form 10-K. Accordingly, undue reliance should not be placed on any forward-looking statement made by or on behalf of the Company. The Company assumes no obligation to update any forward-looking statement after the date on which such statement is made, even if new information subsequently becomes available.
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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31%
(in thousands, except per share amounts)	2024	2023	Change
Operating revenues	$1,152,662	$1,031,546	12
Operating expenses	1,083,942	969,176	12
Depreciation of property, plant and equipment	22,527	20,025	12
Amortization of intangible assets	10,751	13,944	(23)
Impairment of long-lived assets	—	745	—
Operating income	35,442	27,656	28
Equity in earnings of affiliates, net	2,331	4,661	(50)
Interest income	2,178	1,204	81
Interest expense	(19,328)	(14,294)	35
Non-operating pension and postretirement benefit income, net	42,417	31,845	33
Gain on marketable equity securities, net	104,152	18,022	—
Other income, net	1,647	3,083	(47)
Income before income taxes	168,839	72,177	—
Provision for income taxes	43,500	19,200	—
Net income	125,339	52,977	—
Net income attributable to noncontrolling interests	(959)	(705)	36
Net Income Attributable to Graham Holdings Company Common Stockholders	$124,380	$52,272	—
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$27.87	$10.91	—
Basic average number of common shares outstanding	4,432	4,759
Diluted net income per common share	$27.72	$10.88	—
Diluted average number of common shares outstanding	4,457	4,776

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GRAHAM HOLDINGS COMPANY
BUSINESS DIVISION INFORMATION
(Unaudited)

	Three Months Ended
	March 31		%
(in thousands)	2024	2023	Change
Operating Revenues
Education	$422,598	$378,041	12
Television broadcasting	113,058	112,877	0
Manufacturing	101,903	114,584	(11)
Healthcare	128,201	102,059	26
Automotive	303,840	232,561	31
Other businesses	83,298	92,008	(9)
Corporate office	576	—	—
Intersegment elimination	(812)	(584)	—
	$1,152,662	$1,031,546	12
Operating Expenses
Education	$392,011	$355,001	10
Television broadcasting	83,425	84,294	(1)
Manufacturing	98,834	107,256	(8)
Healthcare	122,110	99,123	23
Automotive	294,188	221,718	33
Other businesses	112,252	123,009	(9)
Corporate office	15,212	14,073	8
Intersegment elimination	(812)	(584)	—
	$1,117,220	$1,003,890	11
Operating Income (Loss)
Education	$30,587	$23,040	33
Television broadcasting	29,633	28,583	4
Manufacturing	3,069	7,328	(58)
Healthcare	6,091	2,936	—
Automotive	9,652	10,843	(11)
Other businesses	(28,954)	(31,001)	7
Corporate office	(14,636)	(14,073)	(4)
	$35,442	$27,656	28
Amortization of Intangible Assets and Impairment of Long-Lived Assets
Education	$2,974	$4,416	(33)
Television broadcasting	1,350	1,362	(1)
Manufacturing	3,120	4,862	(36)
Healthcare	636	954	(33)
Automotive	—	—	—
Other businesses	2,671	3,095	(14)
Corporate office	—	—	—
	$10,751	$14,689	(27)
Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Long-Lived Assets
Education	$33,561	$27,456	22
Television broadcasting	30,983	29,945	3
Manufacturing	6,189	12,190	(49)
Healthcare	6,727	3,890	73
Automotive	9,652	10,843	(11)
Other businesses	(26,283)	(27,906)	6
Corporate office	(14,636)	(14,073)	(4)
	$46,193	$42,345	9

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	Three Months Ended
	March 31		%
(in thousands)	2024	2023	Change
Depreciation
Education	$9,305	$8,968	4
Television broadcasting	2,868	3,036	(6)
Manufacturing	2,715	2,282	19
Healthcare	1,594	1,104	44
Automotive	1,713	1,113	54
Other businesses	4,183	3,369	24
Corporate office	149	153	(3)
	$22,527	$20,025	12
Pension Expense
Education	$4,110	$2,198	87
Television broadcasting	1,639	860	91
Manufacturing	627	275	—
Healthcare	4,758	4,357	9
Automotive	15	5	—
Other businesses	1,940	572	—
Corporate office	945	976	(3)
	$14,034	$9,243	52
Adjusted Operating Cash Flow (non-GAAP)(1)
Education	$46,976	$38,622	22
Television broadcasting	35,490	33,841	5
Manufacturing	9,531	14,747	(35)
Healthcare	13,079	9,351	40
Automotive	11,380	11,961	(5)
Other businesses	(20,160)	(23,965)	16
Corporate office	(13,542)	(12,944)	(5)
	$82,754	$71,613	16
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(1)	Adjusted Operating Cash Flow (non-GAAP) is calculated as Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Long-Lived Assets plus Depreciation Expense and Pension Expense.
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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended
	March 31		%
(in thousands)	2024	2023	Change
Operating Revenues
Kaplan international	$269,798	$227,076	19
Higher education	80,122	78,341	2
Supplemental education	72,122	73,587	(2)
Kaplan corporate and other	2,588	2,372	9
Intersegment elimination	(2,032)	(3,335)	—
	$422,598	$378,041	12
Operating Expenses
Kaplan international	$238,486	$205,775	16
Higher education	74,603	71,258	5
Supplemental education	67,542	69,836	(3)
Kaplan corporate and other	10,173	7,210	41
Amortization of intangible assets	2,974	3,939	(24)
Impairment of long-lived assets	—	477	—
Intersegment elimination	(1,767)	(3,494)	—
	$392,011	$355,001	10
Operating Income (Loss)
Kaplan international	$31,312	$21,301	47
Higher education	5,519	7,083	(22)
Supplemental education	4,580	3,751	22
Kaplan corporate and other	(7,585)	(4,838)	(57)
Amortization of intangible assets	(2,974)	(3,939)	24
Impairment of long-lived assets	—	(477)	—
Intersegment elimination	(265)	159	—
	$30,587	$23,040	33
Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Long-Lived Assets
Kaplan international	$31,312	$21,301	47
Higher education	5,519	7,083	(22)
Supplemental education	4,580	3,751	22
Kaplan corporate and other	(7,585)	(4,838)	(57)
Intersegment elimination	(265)	159	—
	$33,561	$27,456	22
Depreciation
Kaplan international	$7,356	$6,330	16
Higher education	903	1,102	(18)
Supplemental education	1,019	1,509	(32)
Kaplan corporate and other	27	27	0
	$9,305	$8,968	4
Pension Expense
Kaplan international	$163	$80	—
Higher education	1,781	922	93
Supplemental education	1,818	1,024	78
Kaplan corporate and other	348	172	—
	$4,110	$2,198	87
Adjusted Operating Cash Flow (non-GAAP)(1)
Kaplan international	$38,831	$27,711	40
Higher education	8,203	9,107	(10)
Supplemental education	7,417	6,284	18
Kaplan corporate and other	(7,210)	(4,639)	(55)
Intersegment elimination	(265)	159	—
	$46,976	$38,622	22
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(1)	Adjusted Operating Cash Flow (non-GAAP) is calculated as Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Long-Lived Assets plus Depreciation Expense and Pension Expense.
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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding Adjusted Operating Cash Flow and Net income excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;
•the ability to identify trends in the Company’s underlying business; and
•a better understanding of how management plans and measures the Company’s underlying business.
Adjusted Operating Cash Flow and Net income, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The gains and losses on marketable equity securities relate to the change in the fair value (quoted prices) of its portfolio of equity securities. The mandatorily redeemable noncontrolling interest represents the ownership portion of a group of minority shareholders at a subsidiary of the Company's Healthcare business. The Company measures the redemption value of this minority ownership on a quarterly basis with changes in the fair value recorded as interest expense or income, which is included in net income for the period. The effect of gains and losses on marketable equity securities and net interest expense related to fair value adjustments of the mandatorily redeemable noncontrolling interest are not directly related to the core performance of the Company’s business operations since these items do not directly relate to the sale of the Company’s services or products. The accounting principles generally accepted in the United States (“GAAP”) require that the Company include the gains and losses on marketable equity securities and net interest expense related to fair value adjustments of the mandatorily redeemable noncontrolling interest in net income on the Condensed Consolidated Statements of Operations. The Company excludes the gains and losses on marketable equity securities and net interest expense related to fair value adjustments of the mandatorily redeemable noncontrolling interest from the non-GAAP adjusted net income because these items are independent of the Company’s core operations and not indicative of the performance of the Company’s business operations.
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The following tables reconcile the non-GAAP financial measures for Net income, excluding certain items, to the most directly comparable GAAP measures:

	Three Months Ended March 31
	2024			2023
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$168,839	$43,500	$125,339	$72,177	$19,200	$52,977
Attributable to noncontrolling interests			(959)			(705)
Attributable to Graham Holdings Company Stockholders			124,380			52,272
Adjustments:
Charges related to non-operating Separation Incentive Programs	418	107	311	4,129	1,062	3,067
Net gains on marketable equity securities	(104,152)	(26,668)	(77,484)	(18,022)	(4,744)	(13,278)
Net losses (earnings) of affiliates whose operations are not managed by the Company	1,486	380	1,106	(1,812)	(477)	(1,335)
Non-operating loss (gain) from write-up, sale and impairment of cost method investments	406	104	302	(2,615)	(660)	(1,955)
Interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest	1,876	95	1,781	1,468	75	1,393
Net Income, adjusted (non-GAAP)			$50,396			$40,164

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$27.72			$10.88
Adjustments:
Charges related to non-operating Separation Incentive Programs			0.07			0.64
Net gains on marketable equity securities			(17.27)			(2.76)
Net losses (earnings) of affiliates whose operations are not managed by the Company			0.25			(0.28)
Non-operating loss (gain) from write-up, sale and impairment of cost method investments			0.07			(0.41)
Interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest			0.40			0.29
Diluted income per common share, adjusted (non-GAAP)			$11.24			$8.36

The adjusted diluted per share amounts may not compute due to rounding.

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